Exhibit 10.3

CHINA IP PURCHASE AGREEMENT

This CHINA IP PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 12th day of June, 2017 (“Effective Date”), by and between Urovant Sciences GmbH, a Switzerland limited liability company with an address of do Vischer AG, Aeschenvorstadt 4, CH-4010 Basel, Switzerland (“Seller”), and Roivant Sciences GmbH, a Switzerland limited liability company with an address of c/o Vischer AG, Aeschenvorstadt 4, CH-4010 Basel, Switzerland (“Buyer”). Each of the Seller and the Buyer are referred to in this Agreement as a “party” and together as the “parties”.

WHEREAS, the Buyer is an affiliate of the Seller, and both the Buyer and the Seller are wholly-owned, indirect subsidiaries of Roivant Sciences Ltd.;

WHEREAS, the Seller is the owner of all right, title, claim and interest in the Assigned Assets (defined below);

WHEREAS, as part of an internal reorganization, Seller as the owner of Assigned Assets, desires to sell, assign, transfer, convey, grant and deliver to Buyer, all of Seller’s right, title, claim and interest in and to and Buyer desires and is willing to accept from Seller, the Assigned Assets (defined below) “as-is”; and

NOW THEREFORE, in consideration of the mutual covenants set forth herein the parties hereby represent, covenant and agree as follows:

1.    Sale of Assigned Assets. Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, “as-is”, “where-is” and with all faults, effective as of the Effective Date, to have and to hold forever, all of Seller’s right, title, claim and interest, that exists today or may exist in the future, in and to (i) any and all intellectual property rights, whether existing as of the Effective Date or hereafter, solely in China, including, but not limited to, inventions (whether patentable or not), patents, patent applications, trademarks, trade names, service names, domain names, trade dress, copyrights, works of authorship, trade secrets, know-how, data, intellectual property license agreements and any other proprietary information (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing), including those set forth in Schedule I, and further including any moral rights and/or goodwill and activities associated with any of the foregoing solely in China; and (ii) all of the properties, assets, and agreements identified on Schedule I hereto solely as it relates to any rights or obligations in China (collectively (i) and (ii), the “Assigned Assets”).

a.    The Assigned Assets shall be held and enjoyed by Buyer, its successors and assigns from and after the date of such assignment as fully and entirely as the same would have been held and enjoyed by Seller had such assignment not been made.

2.    As of the Effective Date, the Buyer hereby receives and accepts the assignment, transfer and conveyance of the rights and properties hereby assigned, transferred and conveyed to it herein from Seller.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

3.    Assignment of Agreements and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign, or an assignment of, any Assigned Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof would constitute a breach or other contravention thereof or in any way adversely affect the rights of Seller or Buyer thereunder. Seller and Buyer will use their best efforts to obtain the consent of the other parties to any such Assigned Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer. Until the time any such consent is received, Seller shall be deemed to have assigned to Buyer hereby the economic benefit of Seller from and after the date hereof under any such Assigned Asset and shall hold any such Assigned Asset in trust for Buyer, and Buyer shall have been deemed to have assumed the obligations of Seller from and after the Effective Date under any such Assigned Asset. If any such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, the parties will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or subleasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller’s obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay to Buyer all monies received by Seller pursuant to any Assigned Asset or any claim or right or any benefit arising thereunder from and after the Effective Date.

4.    Purchase Price: The purchase price for the Assigned Assets shall be the fair market value agreed to be Five Hundred Thousand U.S. Dollars ($500,000.00 USD) plus applicable Swiss VAT of 8%. The Parties shall be entitled to amend this agreement in order to determine another purchase price representing such fair market value, e.g. on advice by Cabrillo Advisors. For the avoidance of doubt, as of the Effective Date the Buyer hereby undertakes, assumes and promises to pay and to perform, satisfy and discharge any future liabilities, duties, responsibilities and obligations of Seller arising out of the Assigned Assets.

5.    Power of Attorney. Without limiting the above, Seller does hereby constitute and appoint Buyer, its successors and assigns, as Seller’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for it and in its name, place and stead, but on behalf of and for the benefit of Buyer, its successors and assigns:

a.    to demand and receive from time to time any and all Assigned Assets conveyed, transferred and assigned to Buyer pursuant to this Agreement, and to give receipts and releases for and in respect of the same and any part thereof;

b.    from time to time to institute and prosecute in its name or otherwise, but at the direction and expense and for the benefit of Buyer and its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the Assigned Assets transferred and assigned to Buyer pursuant to this Agreement, and to defend and compromise any and all actions, suits and proceedings in respect of any of said property, assets and business and to do any and all such acts and things in relation thereto as Buyer, its successors or assigns shall deem advisable; and

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

c.    to do all other things legally permissible or reasonably deemed by Buyer to be required to recover the assets conveyed by Seller, hereby declaring that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Seller in any manner or for any reason.

6.    Representations and Warranties. Each of Seller and Buyer, as applicable, represents on behalf of itself to the other as follows:

a.    each party (i) is a limited liability company, with restricted liability, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and (ii) is qualified to do business and is in good standing as a foreign corporation or organization in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such qualification would prevent such party from performing its obligations under this Agreement;

b.    each party has the requisite power and authority and has taken all action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

c.    this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity;

d.    the execution, delivery and performance of this Agreement by each party does not: (i) violate any law, regulation, order, writ, decree, determination or award of any court, governmental or administrative or other agency having jurisdiction over such party, or (ii) conflict with, or constitute a default under, any agreement, instrument or understanding, or court or administrative order, oral or written, to which such party is a party or by which such party is bound; and

e.    The Seller represents and warrants to the Buyer that to the knowledge of the Seller the Seller is the legal and beneficial owner of, and has good and marketable title to all of the Assigned Assets, free and clear of all liens, claims, charges and encumbrances.

The representations and warranties set out in this Agreement, and all covenants of the parties set out in this Agreement will survive the Closing and, notwithstanding such Closing, will continue in full force and effect for the benefit of the Buyer or the Seller, as the case may be, in accordance with the terms thereof.

7.    Further Assurances. Seller will, from time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, notices, releases, certificates,

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

powers of attorney, assurances, bills of sale, and other documents and do all such further acts, assignments, transfers and other things, as may reasonably be requested by Buyer in order to more completely assign and transfer the Assigned Assets, and for the effective confirmation, consummation and particularization of this Agreement, including but not limited to updating registrations in the respective jurisdictions.

8.    Costs and Expenses. Each of the parties hereto shall pay its own expenses and costs incurred or to be incurred in negotiating, closing and executing the transactions contemplated by this Agreement. The Buyer shall be responsible for any applicable taxes payable, if any, as a result of the transfer of the Assigned Assets except for Swiss VAT that is payable by the Seller.

9.    Severability. If any provision of this Agreement of the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

10.    Entire Agreement. This Agreement constitutes the final agreement between the parties with respect to the subject matter contained herein, and is the complete and exclusive statement of the parties’ agreement on the matters contained herein. All prior and contemporaneous negotiations and agreements between the parties with respect to the matters contained herein are superseded by this Agreement.

11.    Amendments and Waiver. No modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof unless otherwise expressly provided.

12.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. This Agreement does not confer rights on any person other than the parties to this agreement and their successors and Buyers.

13.    Governing Law. This Agreement and all matters relating thereto and arising therefrom shall be governed by, administered under and construed in accordance with the laws of Switzerland, without reference to provisions of conflicts of laws, and the courts of Basel/Switzerland shall have exclusive jurisdiction with respect thereto

14.    Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signature, each of which shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument. The signatures of both parties need not appear on the same document. The delivery of signed counterparts by facsimile or email transmission that includes a copy of a sending party’s signature is as effective as signing and delivering the counterpart in person.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

15.    Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto, their successors in interest and assigns.

[signature page follows]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the date set forth above.

The Seller: Urovant Sciences GmbH

By:	/s/ Marianne Romeo Dinsmore
Name:	Marianne Romeo Dinsmore
Title:	Managing Director
Date:	12 June 2017
Place:	Bermuda

WITNESS 1:

By:	/s/ Melissa Butler
Name:	Melissa Butler

WITNESS 2:

By:	/s/ Christie Meacham
Name:	Christie Meacham

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

ATTESTATION

I, the undersigned Civil Law Notary in Basel, Switzerland, Dr. Matthias Staehelin, certify herewith that the signature attached heretofore is the genuine signature of Ms. Marianne Romeo Dinsmore, citizen of the United States of America, residing in Hamilton, Bermuda; acting for Urovant Sciences GmbH, in Basel, Switzerland, as Managing Director, with single signature.

The authenticity of the signature was established by means of comparison.

BASEL, Switzerland, this 26th (twenty-sixth) day of June 2017 (two thousand and seventeen)

/s/ Matthias Staehelin

Leg.Prot.Nr. 1285/2017

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

The Buyer: Roivant Sciences GmbH

By:	/s/ Ruben Masar
Name:	Ruben Masar
Title:	Secretary
Date:	12 June 2017
Place:	Basel, Switzerland

WITNESS 1:

By:	/s/ Silvia Plattner
Name:	Silvia Plattner

WITNESS 2:

By:	/s/ Sebastian Flickiger
Name:	Sebastian Flickiger

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

ATTESTATION

I, the undersigned Civil Law Notary in Basel, Switzerland, Dr. Matthias Staehelin, certify herewith that the signature attached heretofore is the genuine signature of Mr. Ruben Masar, citizen of Basel, Switzerland, residing in Basel, Switzerland; acting for Roivant Sciences GmbH, in Basel, Switzerland, as authorized signatory, with single signature.

The authenticity of the signature was established by means of comparison.

BASEL, Switzerland, this 26th (twenty-sixth) day of June 2017 (two thousand and seventeen)

/s/ Matthias Staehelin

Leg.Prot.Nr. 1285/2017

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

SCHEDULE I

ASSIGNED ASSETS

Agreements:

•	Assets as set forth in the License Agreement between MERCK SHARP & DOHME CORP. and UROVANT SCIENCES GMBH dated February 3, 2017 as amended on April 27, 2017 and as may be amended from time to time solely as it relates to any rights or obligations in China

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

AMENDMENT NO. 1 TO CHINA IP PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO CHINA IP PURCHASE AGREEMENT (this “Amendment”) is entered into as of May 22, 2018 (“Amendment Effective Date”), by and between Urovant Sciences GmbH, a Switzerland limited liability company with an address of 8 Viaduktstrasse, 4051 Basel, Switzerland (“Seller”) and Roivant Sciences GmbH, a Switzerland limited liability company with an address of 8 Viaduktstrasse, 4051 Basel, Switzerland (“Buyer”). Each of the Seller and the Buyer are referred to in this Agreement as a “party” and together as the “parties.”

RECITALS

WHEREAS, Seller and Buyer entered into that certain China IP Purchase Agreement (the “Purchase Agreement”), dated as of June 12, 2017 (the “Original Agreement Date”);

WHEREAS, prior to the Original Agreement Date Seller in-licensed certain intellectual property rights with respect to the Product (defined below) from Merck (as defined below) pursuant to the Merck Agreement (as defined below) in all countries of the world outside of the Kyorin Territory (defined below) with respect to Licensed Compounds and Products (both as defined below);

WHEREAS, Seller has certain obligations to Merck with respect to such intellectual property rights arising from the conduct of development or commercialization of Licensed Compounds and Products throughout the licensed territory, including in China; and

WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as set forth herein; and

NOW THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, in accordance with Section 11 of the Purchase Agreement:

ARTICLE 1

DEFINITIONS

As used in this Amendment, all capitalized terms, whether used in the singular or plural form, will have the meanings set forth below or in the Agreement.

“Kyorin Territory” means Japan, Brunei, Cambodia, Hong Kong, Indonesia, Korea, Laos, Malaysia, Myanmar, Philippines, Singapore, Taiwan, Thailand and Vietnam.

“Licensed Compound” shall have the meaning assigned to it under the Merck Agreement, and includes Vibegron.

“Merck” means Merck Sharpe & Dohme, Corp., a corporation organized and existing under the laws of the State of New Jersey, Unites States of America.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

“Merck Agreement” means the License Agreement by and between Merck and Seller, dated February 3, 2017, as amended on April 27, 2017 and as may be further amended from time to time.

“Product” means any and all pharmaceutical products with any kinds of strength, dosage form, and formulations containing Vibegron or any other Licensed Compound as an active pharmaceutical ingredient, either alone or in combination with one or more other active pharmaceutical ingredient(s).

“Transferee” means any of Buyer’s assignees, licensees, sublicensees or any other party that receives or benefits from Buyer’s rights under this Agreement, whether directly or indirectly, to develop and commercialize any Product in China.

“Third Party” a person or entity other than Seller or Buyer, or any of their affiliates.

“Vibegron” means the chemical compound identified as [***]

ARTICLE 2

AMENDMENTS

2.1    Section 1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“1.    Sale of Assigned Assets. Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, “as-is,” “where-is” and with all faults, effective as of the Effective Date, to have and to hold forever, all of Seller’s right, title, claim and interest in and to (i) any and all intellectual property rights which constitute improvements to the intellectual property licensed to Seller, or arise from the activities conducted by Seller with respect to Licensed Compounds and Products, under the Merck Agreement, whether existing as of the Original Agreement Date or hereafter, solely in China, including but not limited to, inventions (whether patentable or not), patents, patent applications, trademarks, trade names, service names, domain names, trade dress, copyrights, works of authorship, trade secrets, know-how, data, intellectual property license agreements and any other proprietary information (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing), and further including any moral rights and/or goodwill and activities associated with any of the foregoing, in all cases solely in China; or (ii) the Merck Agreement solely as it relates to any rights and obligations in or for China; (collectively, items in clauses (i) and (ii), the “Assigned Assets”).” For clarity, no assignment is made hereunder by Seller with respect to any intellectual property rights arising under any license agreement other than the Merck Agreement, or acquired or otherwise obtained by Seller and which relate to compounds or products which are other than the Licensed Compounds or Products.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

2.2    Section 3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“3.    Compliance with Merck Agreement; Assignment of Agreements and Rights.

(a)    Buyer hereby acknowledges that the Assigned Assets comprise in part intellectual property owned by Merck, and that Buyer’s use and enjoyment of such Assigned Assets remain subject at all times to the terms of the Merck Agreement. Buyer acknowledges that it has been provided a complete copy of the Merck Agreement prior to the Amendment Effective Date.

(b)    Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign, or an assignment of, any Assigned Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof would constitute a breach or other contravention thereof or in any way adversely affect the rights of Seller or Buyer thereunder. Seller and Buyer will use their best efforts to obtain the consent of the other parties to any such Assigned Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer. Until the time any such consent is received, Seller shall be deemed to have assigned to Buyer hereby the economic benefit of Seller from and after the date hereof under any such Assigned Asset and shall hold any such Assigned Asset in trust for Buyer, and Buyer shall have been deemed to have assumed the obligations of Seller from and after the Effective Date under any such Assigned Asset. If any such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, the parties will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or subleasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller’s obligations, any and all rights of Seller against a Third Party thereto. Seller will promptly pay to Buyer all monies received by Seller pursuant to any Assigned Asset or any claim or right or any benefit arising thereunder from and after the Effective Date.

2.3    Section 4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“4.    Consideration

(a)    Purchase Price. The purchase price for the Assigned Assets shall be the fair market value of the Assigned Assets, agreed to be One Million Eight Hundred and Ten Thousand U.S. Dollars ($1,810,000.00 USD) plus applicable Swiss VAT of 8% (the “Purchase Price”). Within thirty (30) days following the execution of this Amendment, the Buyer shall pay the Seller the Purchase Price minus any amount that the Buyer has already paid to the Seller under Section 4 of the Purchase Agreement prior to the execution of this Amendment. For the avoidance of doubt, as of the Original Agreement Date, the Buyer

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

hereby undertakes, assumes and promises to pay and to perform, satisfy and discharge any future liabilities, duties, responsibilities and obligations of Seller arising out of the Assigned Assets.

(b)    Royalty and Milestone Payments. Buyer shall pay to Seller or Seller’s designee:

(i)    any royalties owed under the Merck Agreement with respect to Net Sales (as defined in the Merck Agreement) of the Product at the maximum royalty rate (i.e., assuming sales at the upper tier of the royalty rates) pursuant to the Merck Agreement terms, to the extent that such payment obligation arises out of the sale or use of the Product by Buyer or its Transferees (if any) in China pursuant to this Agreement (including, where applicable, any damages, settlement fees or other amounts recovered by Buyer with respect to the Product in China);

(ii)    any development or regulatory milestone payment pursuant to the Merck Agreement, to the extent that such payment obligation arises out of the development or regulatory approval or use of Products by Buyer or its Transferees (if any) in or for China pursuant to this Agreement; including without limitation and for the avoidance of doubt, Buyer shall pay to Seller [***]; and

(iii)    a pro rata percentage of any other payment, including any commercial milestone payment, under the Merck Agreement, such percentage being commensurate with the sales achieved in China by Buyer or its Transferees (if any) as a percentage of the global sales that trigger such other payment under the Merck Agreement.

(c)    Payment Terms. All payments due to Seller or its designee under Section 4(b) of this Agreement shall be paid by Buyer in United States dollars by wire transfer within thirty (30) days after a milestone or event that triggers a royalty payment is achieved. Net sales recorded in any foreign currency shall be converted into United States dollars in a manner consistent with Seller’s customary and usual conversion procedures used to prepare its audited financial statements for external reporting purposes, provided that such practices use a widely accepted source of published exchange rates. Each party shall be responsible for paying its own banking fees associated with the transfer of funds.

ARTICLE 3

MISCELLANEOUS

3.1    Effect of Amendment. Except as specifically amended hereby, the Purchase Agreement shall continue in full force and effect. In the event of any inconsistency or conflict between the Purchase Agreement and this Amendment, the terms, conditions and provisions of

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

this Amendment shall govern and control. This Amendment and the Purchase Agreement constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein.

3.2    Severability. If any provision of this Amendment or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

3.3    Amendments and Waivers. No modification, waiver or amendment of this Amendment shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Amendment shall be deemed or shall constitute a waiver of any other provision hereof unless otherwise expressly provided.

3.4    Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto, their successors in interest and assigns.

3.5    Governing Law. This Amendment all matters relating thereto and arising therefrom shall be governed by, administered under and construed in accordance with the laws of Switzerland, without reference to provisions of conflicts of laws, and the courts of Basel/Switzerland shall have exclusive jurisdiction with respect thereto.

3.6    Counterparts. This Amendment may be executed in two or more counterparts and by facsimile signature, each of which shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument. The signatures of both parties need not appear on the same document. The delivery of signed counterparts by facsimile or email transmission that includes a copy of a sending party’s signature is as effective as signing and delivering the counterpart in person.

[Signature pages follow]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, the foregoing AMENDMENT NO. 1 TO CHINA IP PURCHASE AGREEMENT is hereby executed as of the date first above written.

SELLER:

UROVANT SCIENCES GMBH

By:	/s/ Sascha Bucher
	Name:	Sacha Bucher
	Title:	Head of Global Transactions

WITNESS 1:

By:	/s/ Bobby Thakrar
	Name:	Bobby Thakrar
	Title:	Manager, Accounting Services

WITNESS 2:

By:	/s/ Dominik Hemmig
	Name:	Dominik Hemmig
	Title:	Principal and Head of Legal, RoivantNext

[Signature page to Amendment No. 1 to China IP Purchase Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

BUYER:

ROIVANT SCIENCES GMBH

By:	/s/ Sascha Bucher
	Name:	Sacha Bucher
	Title:	Head of Global Transactions

WITNESS 1:

By:	/s/ Bobby Thakrar
	Name:	Bobby Thakrar
	Title:	Manager, Accounting Services

WITNESS 2:

By:	/s/ Dominik Hemmig
	Name:	Dominik Hemmig
	Title:	Principal and Head of Legal, RoivantNext

[Signature page to Amendment No. 1 to China IP Purchase Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.